UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2024 (March 6, 2024)

Natural Grocers by Vitamin Cottage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway
Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

(303) 986-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NGVC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 of this Current Report on Form 8-K, on March 6, 2024, at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Natural Grocers by Vitamin Cottage, Inc. (the “Company”), the stockholders of the Company approved amendments to the Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan (the “2012 Plan”).

The 2012 Plan allows the Company to grant long-term incentive awards in the form of stock options, stock appreciation rights, stock grants, restricted stock units, other stock-based awards and cash-based incentive awards to eligible employees, non-employee directors and consultants of the Company. The amendments to the 2012 Plan approved by the Company’s stockholders (i) increased the number of shares of the Company’s common stock, par value $0.001 par value per share (the “Common Stock”), reserved for issuance under the 2012 Plan by 600,000 shares and (ii) extended the term of the 2012 Plan by seven years, to July 19, 2034. On January 25, 2024, the Company’s Board of Directors unanimously adopted and approved these amendments to the 2012 Plan, subject to obtaining the approval of our stockholders at the Annual Meeting. For a description of the terms and conditions of the 2012 Plan, as approved at the Annual Meeting, see “Proposal 5: Approval of Amendments to the Natural Grocers by Vitamin Cottage Inc., Omnibus Incentive Plan” in the Company’s definitive proxy statement, as filed with the Securities and Exchange Commission on January 25, 2024, which description is incorporated herein by reference. The foregoing description of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held virtually on March 6, 2024. A total of 21,614,247 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy, constituting 94.9% of the outstanding shares entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted on the following matters, which are described in detail in the proxy statement filed by the Company with the Securities and Exchange Commission on January 25, 2024:

1.	To elect Heather Isely, Kemper Isely and Edward Cerkovnik as Class III directors, each to serve for a three-year term ending at the Company’s 2027 Annual Meeting of Stockholders (“Proposal No. 1”);

2.	To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024 (“Proposal No. 2”);

3.	To approve, on an advisory basis, the compensation paid to our named executive officers (“Proposal No. 3”);

4.	To hold an advisory vote on the frequency of future stockholder advisory votes regarding the compensation paid to our named executive officers (“Proposal No. 4”); and

5.
To approve amendments to the 2012 Plan to: (i) increase the aggregate number of shares of the Company’s Common Stock reserved for issuance thereunder by 600,000 shares and (ii) extend the term of the 2012 Plan by seven years to July 19, 2034 (“Proposal No. 5”).

The Company’s stockholders elected the three director nominees recommended for election in Proposal No. 1. The votes cast on Proposal No. 1 were as follows:

	For	Withheld	Broker Non-Votes
Heather Isely	15,283,849	5,247,296	1,083,102
Kemper Isely	15,262,363	5,268,782	1,083,102
Edward Cerkovnik	18,481,117	2,050,028	1,083,102

The Company’s stockholders approved Proposal No. 2. The votes cast on Proposal No. 2 were as follows:

	For	Against	Abstain
Appointment of KPMG	21,424,440	170,661	19,146

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The Company’s stockholders approved Proposal No. 3. The votes cast on Proposal No. 3 were as follows:

	For	Against	Abstain	Broker Non-Votes
Approval, on an advisory basis, of compensation paid to the Company’s Named Executive Officers (“NEOs”)	20,401,188	107,047	22,910	1,083,102

The Company’s stockholders approved, on an advisory basis, the frequency of future advisory votes regarding the compensation paid to our NEOs of “every three years”. The votes cast on Proposal No. 4 were as follows:

	Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
Frequency of future advisory votes on compensation paid to the Company’s NEOs	4,992,562	22,076	15,510,326	6,181	1,083,102

The Company’s stockholders approved Proposal No. 5. The votes cast on Proposal No. 5 were as follows:

	For	Against	Abstain	Broker Non-Votes
Amendments to the 2012 Plan	19,450,856	1,036,887	43,402	1,083,102

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1*	Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan, as amended

104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Denotes a management contract or compensatory plan or arrangement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2024
Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

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